Exhibit 3.1
RESTATED BYLAWS
OF
NUVASIVE, INC.
(adopted as of December 10, 2008)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.
     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation (the “Board”) may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meeting.
          (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held each year on such date and at such time as may be designated from time to time by the Board of Directors.
          (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the previous year’s annual meeting date as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation. For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (c) A stockholder’s notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of any beneficial owner on whose behalf such business is being proposed, (iii) a representation that the stockholder is a holder of record of stock of the corporation and entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such beneficial owner in such business, (v) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than ten (10) days after the record date for the meeting to disclose such interests as of the record date: (A) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (vi) any other information relating to the stockholder or such other beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the 1934 Act. The foregoing notice requirements of paragraphs (b) and (c) of this Section 2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation in compliance with the applicable rules and regulations promulgated under the 1934 Act of such stockholder’s intention to present a proposal at an annual meeting and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
          (d) Only persons who are nominated in accordance with the procedures set forth in this paragraph (d) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or a duly authorized committee thereof or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (d) and who is a stockholder of record at the time notice is delivered to the Secretary of the corporation. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an annual meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely, such notice from a stockholder must be delivered to or mailed and received at the principal executive offices of the corporation pursuant to the timely notice requirements set forth in paragraph (b) of this Section 2; provided, however, that if the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the anniversary of the date of the previous year’s annual meeting of stockholders, a stockholder’s notice required by this paragraph (d) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal offices of the corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new period (or extend any time period) for the giving of a stockholder’s notice pursuant to this paragraph (d). Such stockholder’s notice to the Secretary of the corporation shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder making the nomination and the beneficial owners, if any, on whose behalf the nomination is being made and their respective affiliates and associates or others acting in concert therewith (naming such persons), on the one hand, and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith (naming such persons), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission if such stockholder making the nomination and any such beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 of Regulation S-K and the nominee were a director or executive officer of such registrant, (E) such other information regarding such person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors, and (F) the consent of each such person to serve as a director of the corporation if so elected; and (ii) as to such stockholder giving notice: (A) the name and address, as they appear on the corporation’s books, of the stockholder proposing to make such nomination, and the name and address of any beneficial owner on whose behalf the nomination is being made, (B) a representation that the stockholder is a holder of record of stock of the corporation and entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice, (C) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than ten (10) days after the record date for the meeting to disclose such interests as of the record date: (1) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (D) any other information relating to the stockholder or such beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the 1934 Act. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation at an annual meeting unless nominated in accordance with the procedures set forth in this paragraph (d).
     (e) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations or other proposals to be considered pursuant to this Section 2, and compliance with this Section 2 shall be the exclusive means for a stockholder to make nominations or submit other proposals at a meeting (other than, as provided in the last sentence of paragraph (c) of this Section 2, matters brought properly under and in compliance with Rule 14a-8 of the 1934 Act). Nothing in this Section 2 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act. or (ii) of the holders of any class or series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation, as amended from time to time.
     Section 3. Inspectors of Elections. Prior to any meeting of stockholders, the Board of Directors, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or any other officer designated by the Board shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
     Section 4. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     Section 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 6 by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting.
     Section 7. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
     Section 8. Action at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 9. Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the Chief Executive Officer, or, in his or her absence, such other person as may be appointed by the Board, shall act as chairman of the meeting. The Secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at a stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 12 of this Article II to act by proxy, and officers and directors of the corporation.
               The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
               The chairman shall also conduct each meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. The chairman may determine and declare at the meeting that any proposed item of business was not properly brought before the meeting or that a nomination of a person for election as a director of the corporation was not properly made in accordance with the provisions of this Section 9 and, in the case of an annual meeting, Section 2, or in the case of a special meeting, Section 8 above, and if the chairman should so determine, the chairman shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted and any such defective nomination of a person for election as a director of the corporation shall be disregarded.
     Section 10. Quorum and Adjournments.
          (a) The holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended from time to time. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
          (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statutes or of the Certificate of Incorporation, as amended from time to time, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 11. Voting Rights and Proxies. Unless otherwise provided in the Certificate of Incorporation, as amended from time to time, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock entitled to vote held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. No stockholder may authorize more than one proxy for his shares, and no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 12. Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.
ARTICLE III
DIRECTORS
     Section 1. Classes, Number, Term of Office and Qualification. The Directors shall be classified into three classes as specified in the Restated Certificate of Incorporation. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible determined by the Board of Directors. The number of directors which shall constitute the whole Board shall not be less than five (5) nor more than nine (9) directors, and the exact number shall be fixed by resolution of sixty-six and two-thirds percent (66-2/3%) of the directors then in office or by sixty-six and two-thirds percent (66-2/3%) of the stockholders at the annual meeting of the stockholders, with the number initially fixed at seven (7) . Each director elected shall hold office until his successor is elected and qualified, except in the case of the death, resignation or removal of the director. Directors need not be stockholders.

     Section 2. Vacancies. Vacancies may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
     Section 3. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended from time to time, or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 4. Regular and Special Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.
     Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
     Section 6. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     Section 7. Notice of Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each director either personally, or by telephone, mail, electronic mail, telegram or facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.
     Section 8. Quorum. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended from time to time. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

     Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
     Section 10. Meetings by Telephone Conference Calls. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
               In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
               Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended from time to time, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended from time to time, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
               Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     Section 12. Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 13. Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Chairman of the Board, President, Chief Executive Officer, or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     Section 14. Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended from time to time, the Board of Directors, or any individual director, may be removed from office at any time, only with cause, by the affirmative vote of the holders of at least a majority of shares entitled to vote at an election of directors.
ARTICLE IV
NOTICES
     Section 1. Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors and stockholders may also be given by facsimile telecommunication or by electronic mail if the director and/or stockholder to whom such notice is directed has consented to such form of notice. Notice by facsimile telecommunication shall be deemed given when directed to a number at which the director or stockholder has consented to receive notice, and notice by electronic mail shall be deemed given when directed to an electronic mail address at which the director or stockholder has consented to receive notice. Notice to directors may also be given personally, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages.
     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose such other officers as are desired, including one or more Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended from time to time, or these Bylaws otherwise provide.
     The compensation of all officers and agents of the corporation shall be fixed by the Board, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the corporation.
     Section 2. Election or Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, Chief Executive Officer, Chief Financial Officer and a Secretary and may choose one or more Vice Presidents and one or more Assistant Secretaries.
               The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 3. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.
     Section 4. Resignation, Removal and Vacancies. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.
     Section 5. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.
     Section 6. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.
     Section 7. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if any, the Chief Executive Officer of the corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of a chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
     Section 8. President. Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board (if any) or the Chief Executive Officer the President shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
     Section 9. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President and Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the President and Chief Executive Officer. The Vice Presidents shall also perform such other duties and have such other powers as the Board, the President or these Bylaws may, from time to time, prescribe.
     Section 10. Secretary. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President’s or Chief Executive Officer’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board, the President, the Chief Executive Officer, or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
     Section 11. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the President, the Chief Executive Officer, the Secretary or these Bylaws may, from time to time, prescribe.
     Section 12. Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board.
               The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

               If required by the Board, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board, the President or the Chief Executive Officer.
     Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any director, or to any other person who it may select.
     Section 15. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE VI
CERTIFICATES OF STOCK
     Section 1. Certificates of Stock. The shares of the corporation shall be represented by certificates, provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by uncertificated shares, and provided, further, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, (i) the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or a Vice President, and (ii) the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him, her or it in the corporation.
               Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
               If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the

General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation may issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 2. Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
INDEMNIFICATION
     Section 1. Indemnification of Directors and Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.
     Section 2. Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.
     Section 3. Good Faith.
          (a) For purposes of any determination under this Bylaw, a director or officer shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that any conduct was unlawful, if such director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:
               (1) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;
               (2) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and
               (3) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such Committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.
          (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her consent was unlawful.
          (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.
     Section 4. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.
               Notwithstanding the foregoing, unless otherwise determined pursuant to Section 4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
     Section 5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended from time to time, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.
     Section 7. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 8. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.
     Section 9. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
     Section 10. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.
     Section 11. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
          (a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
          (b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
          (c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (d) References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
          (e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended from time to time, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended from time to time.
     Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
     Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board.
     Section 5. Corporate Seal. The corporation may have a corporate seal which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 6. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     Section 7. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     Section 8. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board or a committee thereof.
ARTICLE IX
AMENDMENTS
     Section 1. By the Stockholders.
          (a) Except as otherwise set forth in Section 9 of Article VII of these Bylaws, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”).
          (b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Sections 2, 6 or 12 of Article II or Sections 1, 2 or 14 of Article III of these Bylaws.
     Section 2. By the Board of Directors.
          (a) Except as otherwise set forth in Section 9 of Article VII of these Bylaws, and only if such power is conferred upon the Board by the Certificate of Incorporation, as amended from time to time, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the Board unless a greater or different vote is required pursuant to the provisions of these Bylaws, the Certificate of Incorporation or any applicable provision of law.
          (b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended from time to time), the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the directors, shall be required to alter, amend or repeal this paragraph (b) or Sections 2, 6 or 12 of Article II or Sections 1, 2 or 14 of Article III of these Bylaws.

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CERTIFICATE OF SECRETARY
     The undersigned, being the Secretary of NuVasive, Inc., a Delaware corporation, does hereby certify the foregoing to be the Restated Bylaws of said corporation, as adopted by the requisite vote or votes of the stockholders and directors of the corporation and which remain in full force and effect as of the date hereof.
Executed at San Diego, California effective as of December 11, 2008.

/s/ Jason M. Hannon
Jason M. Hannon,
Secretary